                                                                                          EXHIBIT 11

                                               EDISON INTERNATIONAL

                                COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE

                                                                      For the Quarter ended
                                                                          September 30,
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         In millions, except per-share amounts                   2002                     2001
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         Consolidated net income (loss)                        $    352                 $   (413)
         Basic weighted average shares                              326                      326
         Diluted weighted average shares                            329                      326
         Basic earnings (loss) per share                       $   1.08                 $  (1.27)
         Diluted earnings (loss) per share                     $   1.07                 $  (1.27)

                                                                    For the Nine Months ended
                                                                          September 30,
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         In millions, except per-share amounts                   2002                     2001
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         Consolidated net income (loss)                        $ 1,101                  $ (1,132)
         Basic weighted average shares                             326                       326
         Diluted weighted average shares                           329                       326
         Basic earnings (loss) per share                       $  3.38                  $  (3.47)
         Diluted earnings (loss) per share                     $  3.35                  $  (3.47)